Exhibit 99.2

FOR IMMEDIATE RELEASE

Verity Investor Contact:	Verity Media Contact:
Anne Marie McCauley	Derek van Bronkhorst
Verity, Inc.	Verity, Inc.
408-542-2352	650-315-7856
amccauley@verity.com	derekvb@verity.com

Verity Acquires Dralasoft

Latest Step in Growth Strategy Moves Company Further Into

Business Process Management; Adds Leading Technology for Workflow,

Business Activity Monitoring and BPEL Orchestration

SUNNYVALE, Calif. – Dec. 16, 2004 – Verity Inc., (NASDAQ: VRTY), a leading provider of enterprise software that enables organizations to maximize the return on their intellectual capital investment, today announced the signing and closing of its acquisition of Dralasoft Inc., a privately-held software company based in Westminster, Colorado. Dralasoft is a leading innovator of Java-based technology for Business Process Management (BPM) in operation since 2000 serving customers such as Xerox, General Dynamics and Sony.

For an all cash payment of approximately $8 million, Verity acquired Dralasoft, which became a wholly-owned subsidiary of Verity as a result of the transaction. Dralasoft’s ongoing business includes its customer base and sales pipeline as well as its technology portfolio, consisting of component-based business process management solutions and business activity monitoring (BAM) software. It includes the award-winning flagship product, Dralasoft Workflow, a comprehensive enterprise BPM suite that features a high-performance and scalable orchestration engine with a suite of graphical tools including Dralasoft Workflow Studio, a best- of-breed visual design tool. In addition, Dralasoft Workflow is an embedded application found in many leading software products used in several vertical markets, such as manufacturing, government, retailing, telecommunications, defense, law, education, entertainment and agriculture.

As part of the transaction Verity is offering continued employment to all Dralasoft employees, including its founder, president and chief technology officer, Suresh Ramaswamy, who, in his new position as vice president of BPM strategy, will report to Mark Seamans, Verity’s senior vice president of research and development.

With this acquisition, Verity intends to utilize Dralasoft’s BPM technology as a means to better unify the capabilities of Verity’s Intelligent Content Services and Content Capture/Process Automation offerings. Dralasoft is recognized by Gartner, a leading independent industry research firm, as a ‘visionary’ in the BPM market, which is seen by Verity as poised for high-growth. Among the factors contributing to this strong growth potential is the increasing role that BPM has in regulatory compliance, such as Sarbanes-Oxley regulations.

“Verity intends to broaden its presence in the BPM market while integrating the Dralasoft technology with our Intelligent Content Services and Content Capture/Process Automation products,” said Anthony J. Bettencourt, Verity’s president and chief executive officer. “We will harness the power and skill of our global sales and professional services organizations in an effort to accelerate sales of Dralasoft’s highly-regarded BPM and BAM products to Verity’s 11,500 customers. This transaction represents the next phase of our corporate growth strategy to bring the exceptional performance and value of Verity Intellectual Capital Management to the entire information process flow of every size and type of enterprise.”

Companies making use of Dralasoft technology on an OEM basis include Xerox, Hummingbird, Kronos, and Verity. Verity’s integration of Dralasoft’s BPM technology into the Verity LiquidOffice platform was completed and shipping in 2003 and has been commercially deployed by numerous Verity customers. “One benefit of this transaction is what Dralasoft’s customers will realize: Verity’s ability to make strong products stronger and develop new capabilities to better deal with the ever-growing challenge of managing structured and unstructured data,” Ramaswamy said. “All of us at Dralasoft are excited and proud to be part of the world-class Verity team.”

Dralasoft products provide customers the ability to quickly and smoothly integrate workflow technology into Java-based systems. They are highly effective, high performance solutions for information and process integration based on the BPEL, XML, SOAP, LDAP, HTTP and JDBC standards.

Dralasoft Workflow Engine is a highly optimized runtime Java component providing the business process orchestration capabilities needed in a mission-critical production environment and is the core component of the Dralasoft Workflow solution.

Dralasoft Workflow Studio is a visual process modeling environment for developing workflows by dragging and dropping predefined tasks. The Studio offers the ability to model complex workflows including sub-workflows, attach data as attributes, and launch and test workflows, all without programming. Due to its flexibility and intuitive interface, the Studio can be used by programmers and business analysts alike. The Studio simplifies and accelerates the creation of business processes automated by workflow; thereby reducing the amount of time spent developing and maintaining business processes.

Dralasoft Workflow Manager provides monitoring and management services to support mission-critical deployments, offering complete control and insight into the activity of executing workflows. Dralasoft Workflow Manager also provides tools to monitor the health of the Workflow Engine and individual or collaborative workflows. Business Activity Monitoring functionalities that provide a higher-level abstraction and insight into workflows are included in the form of process analysis and bottleneck detection tools.

The recently introduced Dralasoft BPEL (Business Process Execution Language) Orchestrator provides extensive tools to build and automate business processes that use Web services based on the BPEL4WS standard. The availability of the BPEL Orchestrator as well as a BAM component underscores the completeness of the Dralasoft BPM offering while distinguishing it from niche workflow products.

Verity expects the Dralasoft acquisition to be accretive within the fourth quarter of its current fiscal year. The company will offer details on re-branding initiatives as well as service and maintenance programs shortly. Verity will immediately market the Dralasoft products through both its direct and OEM sales organizations.

About Verity

Headquartered in Sunnyvale, California, Verity provides software that enables organizations to maximize the return on their intellectual capital investment. The company’s intellectual capital management (ICM) solutions provide integrated search, classification, recommendation, monitoring and analytics across the real-time flow of enterprise information, along with question and answer interfaces for effective online self-service. Other Verity ICM solutions capture content and drive automated business processes. Verity technology also serves as a core component of more than 260 applications from leading independent software vendors.

Verity software solutions are used by more than 11,500 customers in the private and public sectors. Customers include American Express, AT&T, Bristol-Myers Squibb, Cap Gemini, Ernst & Young, Cardinal Health, Cisco Systems, EMC Documentum, Dow Jones, Financial Times, Hewlett-Packard, Home Depot, Lotus, Kaiser Permanente, META Group, SAP, Siemens, the State of California, Stellent, Sybase and the U.S. Departments of Energy and Justice.

The statements in this press release regarding the benefits Verity expects it and its customers will obtain from the acquisition of Dralasoft, Verity’s intent to move quickly and aggressively to achieve a much broader presence in the BPM market, Verity’s beliefs as to the financial effects of the acquisition, and Verity’s intent to immediately market and accelerate sales of Dralasoft’s products are forward-looking statements that involve risks and uncertainties that could cause actual results to differ from these forward-looking statements. Such risks and uncertainties include, without limitation: the potential difficulties and uncertainties in the assimilation of technologies, methodologies and products of Dralasoft into Verity’s products; the risk of loss of key personnel Verity expects to hire from Dralasoft; diversion of management attention from other business concerns; and the risk that the integration of the potential benefits of Dralasoft technology and personnel into Verity will not be successful due to company culture or other issues. As a result, actual results may differ substantially from Verity’s expectations. These and other risks relating to Verity and its business and products are set forth under the caption “Risks Relating to Our Operations” in Item 2 of Part I of Verity’s latest Form 10-Q, filed with the Securities and Exchange Commission on October 8, 2004.

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http://www.verity.com or call 408-541-1500.

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